                                   EXHIBIT 4.2

                       FORM OF CERTIFICATE OF DESIGNATION

                            CLASS AA PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION
                           (Class AA Preferred Stock)

         ANDREW CIMERMAN and ROBERT CASHMAN each certify that he is the President and Secretary, respectively, of HOMELIFE, INC., a Nevada corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Corporation's Articles of Incorporation, and Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions as of July 2, 1997; at which point none of the Class AA Preferred Stock had been issued.

         1. CREATION AND DESIGNATION OF CLASS AA PREFERRED STOCK. As of July 2, 1997, the Company created a series of preferred stock consisting of 2,000 shares and designated as the "Class AA Preferred Stock," having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below. Each share of Class AA Preferred Stock has a face value of $500.00 per share (the "Face Value").

         2. DIVIDEND PROVISIONS. The holders of shares of Class AA Preferred Stock (collectively, "Holders", each a "Holder") shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends accruing at the rate of eight percent (8.0%) of the Face Value per year from the date of issuance through the date of conversion (the "Coupon Dividend"), as well as dividends paid with respect to each share of common stock for each share of Class AA Preferred Stock at the same time and on a parity with dividends paid on each share of common stock (the "Common Dividend") less any Coupon Dividend paid for any such period. Each share of Class AA Preferred Stock shall rank on a parity with each other share of Class AA Preferred Stock with respect to dividends. Dividend payments to the Holders of shares of Class AA Preferred Stock shall be payable quarterly, in cash by delivery of a check to each entitled Holder's address which is registered with the Secretary of the Company. Any Coupon Dividend on the Class AA Preferred Stock which has accrued pursuant to this Section 2 but which, for any reason whatsoever, (a) has not been declared, or (b) has been declared but has not been timely paid, shall be deemed in arrears and shall accumulate until paid.

         3. REDEMPTION. The Company may, at its option, at any time redeem any or all shares of the Class AA Preferred Stock in cash at a redemption price equal to the Face Value per share; provided, however, that no such redemption shall be permitted unless all dividends which have accrued or accumulated on all outstanding shares of the Class A Preferred Stock have been or are simultaneously declared and paid in full. The Company shall give notice of each such redemption to each Holder of the Class AA Preferred Stock at least ten (10) days before the redemption date and, if there is more than one Holder and less than all of the shares are to be redeemed, shall allocate the number of shares to be redeemed among all the Holders of the Class AA Preferred Stock in proportion, as nearly as practicable, to the number of shares held by each Holder.

         4.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence and subject to the rights, preferences and priorities of the holders of shares of Class A Preferred Stock, the Holders of Class AA Preferred Stock shall be entitled to receive, pari passu among them, but prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) the Face Value for each outstanding share of Class AA Preferred Stock and (B) an amount equal to declared but unpaid and accrued dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the Holders of the Class AA Preferred Stock shall be insufficient to permit the payment to such Holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Holders of the Class AA Preferred Stock in accordance with the priorities set forth herein and in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (b) After the distributions described in subsection (a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence and subject to the rights, preferences and priorities of the holders of shares of Class A Preferred Stock, the remaining assets of the Company available for distribution to shareholders shall be distributed among the Holders of Class AA Preferred Stock and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each (as if all such shares of Class AA Preferred Stock had been converted to Common Stock).

                  (c)  (i)       For purposes of this Section 4, a
liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger affected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company; UNLESS the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                       (ii) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                 (A)  Securities not subject to investment
letter or other similar restrictions on free marketability covered by (B) below:

                                      (1)  If traded on a securities exchange
or through NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                                      (2)  If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                                      (3)  If there is no active public
market, the value shall be the fair market value thereof, as determined by the Board of Directors.

                                 (B)  The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

                       (iii) In the event the requirements of this subsection 4(c) are not complied with, the Company shall forthwith either:

                                 (A)  cause such closing to be postponed
until such time as the requirements of this Section 4 have been complied with; or

                                 (B)  cancel such transaction, in which event
the rights, preferences and privileges of the Holders of the Class AA Preferred Stock shall revert to and be the same as such rights, preferences and privileges of such series existing immediately prior to the date of the first notice referred to in subsection 4(c)(iv) hereof.

                       (iv) The Company shall give each holder of record of Class AA Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such Holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Company shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten
(10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the Holders of Class AA Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Class AA Preferred Stock.

         5.       CONVERSION. Subject to the redemption rights as provided in
Section 3 above, the Holders of the Class AA Preferred Stock shall have conversion rights as follows:

                  (a) RIGHT TO CONVERT. Each Class AA Preferred Share will be automatically converted to Common Stock of the Company at the twelve
(12)-month anniversary of the date of the issuance of such Class A Preferred Share (the "Conversion Date"). The number of shares of Common Stock into which each Class AA Preferred Share will convert shall be determined by dividing the Face Value per share by eighty percent (80%) of the Market Price of the Common Stock of the Company. The "Market Price" of the Common Stock of the Company shall equal the average of the last quoted closing bid price as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) for the thirty (30)-day period ending ten (10) days prior to the Conversion Date.

                  (b) MECHANICS OF CONVERSION. Before any holder of Class AA Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Class AA Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class AA Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class AA Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Class AA Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Class AA Preferred Stock shall not be deemed to have converted such Class AA Preferred Stock until immediately prior to the closing of such sale of securities.

                  (c) NO FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of the Class AA Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class AA Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (d) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Class AA Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (e) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class AA Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class AA Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class AA Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval on any necessary amendment to this Certificate of Designation.

                  (f)  NOTICES. Any notice required by the provisions of this
Section 5 to be given to the Holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         6. REGISTRATION RIGHTS. All Common Shares into which the Class AA Preferred Shares are convertible have the following registration rights. The Company is obligated to register the shares of Common Stock into which the Preferred Shares are convertible in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter and agreed to by the Holders.

         7. MISCELLANEOUS PROVISIONS. The Class AA Preferred Shares have no voting rights and no sinking fund has or will be established to provide for dividends or the repurchase of the Class AA Preferred Shares.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Class AA Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this ____ day of _____________, 1997.


                                             ---------------------------------
                                             Andrew Cimerman, President

                                             ---------------------------------
                                             Robert Cashman

State of California        }
                           }
County of Orange           }

         On __________________, 1997, before me, _______________________, personally appeared ANDREW CIMERMAN, personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

                                        WITNESS my hand and official seal

                                        -------------------------------------
                                              (Signature of Notary Public)

                                        Commission Expires:
                                                           -------------------